Michael L. Labertew - 5501
HUNT LABERTEW, LLC
2469 E. Ft. Union Blvd. #214
Salt Lake City, UT 84121
Telephone: (801) 424-3555
Attorneys for Petitioner


                        IN THE THIRD DISTRICT COURT

                       SALT LAKE COUNTY, STATE OF UTAH



  In the matter of              )         PETITION FOR
                                          FAIRNESS HEARING
LIPIDVIRO TECH, INC.            )

                                )
     Petitioner.                          Civil No. 030106608
                                )
                                          Judge Terry Christiansen



     Lipidviro Tech, Inc. submits the following Petition for Fairness Hearing.

Parties
-------

     1. Petitioner, Lipidviro Tech, Inc., is a Utah corporation, doing business in the State of Utah, and is entering into an Agreement and Plan of Reorganization, a true and correct copy of which is attached hereto as Exhibit "A", by which Lipidviro Tech, Inc. will be acquired as a wholly owned subsidiary of Anticline Uranium, Inc., a publicly-held Nevada corporation ("Anticline").

     2. The following persons and entities are bona fide shareholders of Lipidviro Tech, Inc., and hold the number of shares of common stock and warrants indicated:

                                 Number of
                            Lipidviro securities/
Name of Shareholder             Warrants Owned
-------------------        --------------
Blackfriars Limited                940,000*
Multi Marketing Concepts, Inc.     325,000*
SBT Entretenimento, SA             325,000*
Kilodyne, SA                       325,000*
Adina Hamik                        25,000**
Ken Hamik                           3,750**
Lombard, Inc.                   7,900,000**

*shares of common stock only
**shares of common stock and like number of A and B warrants

Jurisdiction
------------

  3. This Court has jurisdiction pursuant to 61-1-1, et seq., Utah Code Ann.; 15 U.S.C. 77a, et seq.; and the jurisdiction contract provisions of the Agreement and Plan of Reorganization between Petitioner and Anticline.

Basis for Petition
------------------

  4. Anticline is seeking to acquire all the issued and outstanding securities of Petitioner Lipidviro Tech, Inc., in exchange for the issuance of a total of 9,843,750 shares of common stock and 1,915,000 "A" and "B" warrants to Petitioner's shareholders on a pro rata basis.

  5. In order for Petitioner's shareholders to receive the contemplated issuance of securities by Anticline in accordance with federal and Utah securities laws, said securities must be issued pursuant to a registration statement or an exemption from registration.

  6. Section 61-1-7, Utah Code Ann., states, "It is unlawful for any person to offer or sell any security in this state unless it is registered under this chapter, [or] the security or transaction is exempted under Section
61-1-14...."

  7. Section 61-1-14(2)(n) exempts "any transactions not involving a public offering."

  8.   Section 5(a) of the Securities Act of 1933 (15 U.S.C.   77a, et seq.)
states, "Unless a registration statement is in effect as to a security, it shall be unlawful for any person, directly or indirectly (1) to make use of any means or instruments of ... communication in interstate commerce or of the mails to sell such security through the use or medium of any prospectus or otherwise; or (2) to carry or cause to be carried through the mails or in interstate commerce, by any means or instruments of transportation, any such security for the purpose of sale or for delivery after sale."

  9. Section 3(a)(10) of the Securities Act of 1933, upon which Petitioner relies for the basis of this Petition for Fairness Hearing, states, "Except as hereinafter expressly provided, the provisions of this title [the Securities Act of 1933] shall not apply to any of the following classes of securities:
(10) ... any security which is issued in exchange for one or more bona fide outstanding securities, claims or property interests, or partly in exchange and partly for cash, where the terms and conditions of such issuance are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is to be proposed to issue securities in such exchange shall have the right to appear, by any court...." (Emphasis added)

  10. Petitioner accordingly petitions this Court to hold a fairness hearing, pursuant to the statutes set forth above, which will result in the issuance of the aforementioned securities without restrictive legend, and without the need for a registration statement, based upon the fairness hearing exemption.

  11.  At the requested fairness hearing, the Court must:
       A. Determine that the securities being issued are in exchange for securities, claims or property interests and not solely for cash;

       B. Find that the terms and conditions of the exchange are fair to those to whom the securities will be issued;

       C. Actually hold a fairness hearing, which must be open to anyone to whom the securities are to be issued, and adequate notice must be given to said persons.
            Utah Code Ann. Section 61-1-11.1 (May 5, 2003); Revised SEC Staff Legal Bulletin No. 3 (October 20, 1999);

  12. Based upon Acceptance, Waiver, Appearance, Consent to Order, and Stipulation documents received or to be received by the Court prior to the fairness hearing from each of the securities holders receiving shares pursuant to the Agreement and Plan of Reorganization, as well as testimony and evidence to be proffered at the fairness hearing, Petitioner believes that the Court will find the terms of the exchange to be fair.

  WHEREFORE, Petitioner hereby petitions this Court to hold a fairness hearing to conclude that:

  1. The terms and conditions of the Agreement and Plan of Reorganization are fair to the securities holders of Petitioner Lipidviro Tech, Inc.;

  2. The issuance of shares does not constitute a transaction involving a public offering;

  3. For any such other and further relief as the Court may deem appropriate under the circumstances.


  DATED this 19th day of August, 2003.

                                /s/ Michael L. Labertew
                                Michael L. Labertew, P.C.